UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[_]  Confidential, For Use of the
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under 14a-12

                        ONTRACK DATA INTERNATIONAL, INC.
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                (Name of Registrant as Specified In Its Charter)

                                      N/A
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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          statement number, or the form or schedule and the date of its filing.

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


                       ONTRACK DATA INTERNATIONAL, INC.

                              ------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 24, 2001

                              ------------------

       Notice is hereby given that the Annual Meeting of Shareholders of ONTRACK Data International, Inc. ("Ontrack") will be held at the offices of ONTRACK Data International, Inc., 9023 Columbine Road, Eden Prairie, Minnesota 55347, on May 24, 2001 at 3:30 p.m. for the following purposes:

1.     To elect five directors.

2. To ratify and approve the selection of independent accountants for Ontrack for the current fiscal year.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

       The Board of Directors has fixed the close of business on March 30, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

                                            By Order of the Board of Directors


                                            /s/ Michael W. Rogers

                                            Michael W. Rogers
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER


Eden Prairie, Minnesota
April 13, 2001

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YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD
TODAY, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.
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


                        ONTRACK DATA INTERNATIONAL, INC.

                               ------------------

                                 PROXY STATEMENT

                               ------------------

     This Proxy Statement is furnished to the shareholders of ONTRACK Data International, Inc. ("Ontrack") in connection with the solicitation of proxies by the Board of Directors of Ontrack to be voted at the Annual Meeting of Shareholders to be held at the offices of Ontrack at 9023 Columbine Road, Eden Prairie, Minnesota 55347, on Thursday, May 24, 2001 at 3:30 p.m., or any adjournments thereof. The mailing of this Proxy Statement to shareholders of Ontrack commenced on or about April 13, 2001.

     The total number of shares of stock outstanding and entitled to vote at the Annual Meeting as of March 30, 2001 consisted of 10,146,718 shares of $.01 par value Common Stock. Each share of Common Stock is entitled to one vote and there is no cumulative voting. Only shareholders of record at the close of business on March 30, 2001 will be entitled to vote at the Annual Meeting.

     Shares represented by proxies properly signed, dated and returned will be voted at the Annual Meeting in accordance with the instructions set forth therein. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, your shares will be voted FOR each director nominee, FOR the ratification and approval of the selection of independent accountants and at the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting. You may revoke your proxy at any time before it is voted by signing and returning a proxy bearing a later date, by giving written notice to the Secretary of Ontrack, or by attending the Annual Meeting and voting in person.

     The presence in person or by proxy of a majority of the voting power of shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. An item of business will be approved if it receives the affirmative vote of the holders of a majority of the shares present and entitled to vote on that item of business. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders. Consequently, abstentions (or "withhold authority" as to directors) will have the same effect as a negative vote. If a broker indicates on a proxy that it does not have authority to vote on an item of business, the shares represented by the proxy will not be considered present and entitled to vote and, therefore, will have no effect on the outcome of the vote.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding beneficial ownership of Ontrack's Common Stock as of March 30, 2001 by (a) each person known to Ontrack to beneficially own more than five percent (5%) of Common Stock, (b) each director of Ontrack and nominee to serve as a director, (c) each executive officer named in the table on page 5 and (d) all directors and executive officers of Ontrack as a group. Except as otherwise indicated below, to the knowledge of Ontrack, all shareholders have sole voting and investment power over the shares beneficially owned, except to the extent authority is shared by spouses under applicable law.

NAME AND ADDRESS OF                                    NUMBER OF SHARES            PERCENT
BENEFICIAL OWNER                                       BENEFICIALLY OWNED (1)      OF CLASS
----------------------------------------------------   ------------------------   ---------
Michael W. Rogers (2) ..............................           1,797,050             17.6%
 9023 Columbine Road
 Eden Prairie, MN 55347
Gary S. Stevens (3) ................................           1,869,050             18.3%
 9023 Columbine Road
 Eden Prairie, MN 55347
John E. Pence(4) ...................................           1,333,301             13.0%
 HCR 52 Box 102 - A6
 Hot Springs, SD 57747
Dimensional Fund Advisors Inc. (5) .................             591,200              5.8%
 1299 Ocean Avenue
 Santa Monica, CA 90401
Fidelity Management & Research Company (5) .........             585,100              5.8%
 82 Devonshire Street
 Boston, MA 02109
Heartland Advisors, Inc. (5) .......................             510,050              5.0%
 789 North Water Street
 Milwaukee, WI 53202
John M. Bujan ......................................              53,894                *
Thomas P. Skiba ....................................             113,250              1.1%
Pierre-Michel Kronenberg ...........................              25,000                *
Roger D. Shober ....................................              74,750                *
Robert M. White, Ph.D ..............................              21,500                *
All executive officers and directors as a group
 (9 persons) .......................................           5,305,181             49.8%

------------------
* Less than 1%

(1) Includes the following number of shares which could be purchased under stock options exercisable within 60 days of the date hereof: Mr. Rogers, 78,750 shares; Mr. Stevens, 70,750 shares; Mr. Pence, 75,000 shares; Mr. Bujan, 51,250 shares; Mr. Skiba, 113,250; shares; Mr. Shober, 67,500 shares; Dr. White, 17,500 shares; Mr. Kronenberg, 25,000 shares; and all executive officers and directors as a group, 516,001 shares.

(2) Includes 621,430 shares of Common Stock owned by the Rogers Family Limited Partnership, of which Mr. Rogers is the General Partner.

(3) Includes 29,946 shares of Common Stock owned by the Stevens Family Limited Partnership, of which Mr. Stevens is the General Partner.
(4) Includes 250,146 shares of Common Stock owned by the Pence Family Limited Partnership, of which Mr. Pence is the General Partner.
(5) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission.

                              ------------------

                           1. ELECTION OF DIRECTORS

     Five directors will be elected by Ontrack's shareholders at the Annual Meeting, each to serve until the next annual meeting of shareholders or until a successor is elected. Ontrack's Bylaws provide that the Board of Directors may consist of not less than three nor more than nine directors.

     The Board of Directors has nominated for election the five persons named below all of whom are current directors of Ontrack. It is the recommendation of Ontrack's Board of Directors that the five nominees named below be re-elected as directors. Unless otherwise directed, the proxies solicited by the Board of Directors will be voted for the election as directors of the nominees named below. Ontrack believes that each nominee named below will be able to serve, but should any such nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

     The names and ages of the nominees and their principal occupations and tenure as directors are set forth below, based upon information furnished to Ontrack by such persons.

                                                                               DIRECTOR
NAME AND AGE                    PRINCIPAL OCCUPATION                            SINCE
-----------------------------   -------------------------------------------   ---------
Michael W. Rogers (45)          Chairman and Chief Executive Officer of         1985
                                Ontrack.

John E. Pence (54)              Retired President of Ontrack.                   1985

Gary S. Stevens (44)            Senior Vice President and Chief                 1985
                                Information and Technology Officer of
                                Ontrack.

Robert M. White, Ph.D. (62)     University Professor and Director of Data       1994
                                Storage Systems Center, Carnegie Mellon
                                University.

Roger D. Shober (62)            Retired Executive.                              1995

BUSINESS EXPERIENCE OF NOMINEES

     MICHAEL W. ROGERS has served as Chief Executive Officer of Ontrack since 1986 and as Chairman since 1989. Additionally, Mr. Rogers has served as a Director of Ontrack since 1985 and from 1989 to May 1996 as Chief Financial Officer. From 1980 to 1985, Mr. Rogers was employed by Control Data Corporation ("CDC"), where he served as a Senior Developer of diagnostic software routines and as a Senior Electrical Engineer and an Electrical Engineer for software and hardware development. From 1978 to 1980, he was an Associate Engineer with Westinghouse Bettis Atomic Power Laboratory, a subsidiary of Westinghouse Electric Corporation.

     JOHN E. PENCE served as President of Ontrack from 1985 until 1998 and has served as a Director of Ontrack since 1985. From 1971 to 1985, he was employed by CDC, where he served as Department Head for the Program Management Office for CDC's mini-micro peripheral development (1984 to 1985), managed the Technical Support organization for worldwide support of CDC's plug compatible peripheral business (1981 to 1984) and served in various other capacities related to software development and computer programming (1971 to 1981).

     GARY S. STEVENS has served as Senior Vice President and Chief Information and Technology Officer of Ontrack since February 2001 and as a Director of Ontrack since 1985. He served as Ontrack's Senior Vice President, Engineering from 1985 until February 2001. From 1979 to 1985, Mr. Stevens was a designer and diagnostic programmer of disk subsystems for CDC.

     ROBERT M. WHITE, PH.D. is a University Professor and served as the Head of the Department of Electrical and Computer Engineering at Carnegie Mellon University ("CMU") from 1993 to 1999 when he became Director of the Data Storage Systems Center at CMU. He has served as a Director of Ontrack since 1994. He previously served as Vice President and Chief Technical Officer of CDC, and in 1990 was appointed by President Bush and served as the first Under Secretary of Commerce for Technology until 1993. He is also a director of ENSCO, Inc., a contract research firm, STMicroelectronics, a manufacturer of semiconductors, and Read-Rite Corporation, a manufacturer of magnetic recording heads. He is a member of the National Academy of Engineering.

     ROGER D. SHOBER served as President and Chief Operating Officer of Ontrack from September 1998 until February 1999. He has served as a Director of Ontrack since 1995. He is a retired executive with 38 years of management experience within the computer industry. Most recently, he served as Executive Vice President of World Wide Operations at Control Data Systems from 1991 to 1994, as President and Chief Operating Officer of Rigidyne, Inc., a hard disk drive research and development company that was subsequently acquired by Seagate, from 1988 to 1990, and as Executive Vice-President of Micom Systems, Inc., a manufacturer of data communications equipment, from 1986 to 1988.

OTHER INFORMATION REGARDING THE BOARD

     MEETINGS. During 2000, the Board of Directors met six times. Each director attended more than 75% of the meetings of the Board of Directors or any Committee on which such director served.

     BOARD COMMITTEES. The Audit Committee, consisting of Dr. White (Chairman) and Mr. Shober, met four times in 2000. Among other duties, the Audit Committee reviews Ontrack's accounting, auditing and reporting practices, makes recommendations concerning the work of Ontrack's independent auditors and reviews the adequacy of internal controls.

     A report of the Audit Committee is also contained in this Proxy Statement. In April 2000, the Board of Directors adopted an Audit Committee Charter which is attached as Appendix A. All members of Ontrack's Audit Committee are independent directors as defined by the rules of the National Association of Securities Dealers (NASD) for companies listed on the Nasdaq National Market.

     The Compensation Committee, consisting of Mr. Shober (Chairman), Mr. Pence and Dr. White, met four times in 2000. The Compensation Committee's duties include establishing salaries, bonuses and other compensation for Ontrack's executive officers, and for the administration of the Non-Qualified Stock Option Plan, the 1996 Stock Incentive Plan and the Employee Stock Purchase Plan.

     COMPENSATION OF DIRECTORS. Directors who are not employees of Ontrack receive an annual retainer of $20,000; $1,000 for each meeting of the Board of Directors attended in person; $500 for each telephonic meeting of the Board of Directors; $500 for each meeting of a committee of the Board of Directors; and reimbursement of travel expenses. The chair of a Board committee receives an additional $200 per committee meeting. Directors who are officers of Ontrack do not receive any additional compensation for serving on the Board of Directors. Directors are also eligible to receive options under Ontrack's 1996 Stock Incentive Plan. Each non-employee director who is elected to the Board for the first time will automatically be granted an option under the Plan to purchase 10,000 shares of stock at the fair market value of Common Stock on the date of first election, with the option vesting in equal installments over four years. If the non-employee director is re-elected by shareholders after the fourth anniversary of the director's first election, the director will receive an option to purchase an additional 10,000 shares on the same terms.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

     SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. The following table sets forth, for the years ended December 31, 2000, 1999 and 1998, the compensation earned by the Chief Executive Officer and each of the other four most highly compensated executive officers of Ontrack whose salary and bonus exceeded $100,000 for the year ended December 31, 2000 (collectively, the "Named Executives"):

                          SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                                   ANNUAL                  -----------------
                                                   COMPENSATION            NO. OF SECURITIES     ALL OTHER
  NAME AND                                    -------------------------       UNDERLYING        COMPENSATION
PRINCIPAL POSITION                    YEAR    SALARY ($)     BONUS ($)        OPTIONS (#)          ($) (1)
------------------------------------- ----    ----------    -----------    -----------------    ------------
Michael W. Rogers ................... 2000    $219,000      $      -0-              -0-            $3,400
 Chairman and Chief                   1999     201,000          95,000              -0-             4,200
 Executive Officer                    1998     241,000             -0-           25,000             3,600

Gary S. Stevens ..................... 2000    $214,000      $      -0-              -0-            $3,400
 Senior Vice President and            1999     212,000          16,000              -0-             4,200
 Chief Information and                1998     212,000             -0-           25,000             3,600
 Technology Officer

John M. Bujan ....................... 2000    $165,000      $   15,000           30,000            $3,400
 Vice President, General              1999     142,000          72,000           20,000             3,700
 Counsel and Secretary                1998     133,000             -0-           15,000             3,600

Thomas P. Skiba ..................... 2000    $165,000      $   15,000           30,000            $3,400
 Vice President and                   1999     143,000          63,000           15,000             3,700
 Chief Financial Officer              1998     143,000             -0-           15,000             3,600

Pierre-Michel Kronenberg ............ 2000    $150,000      $  285,000(2)           -0-            $3,400
 Vice President, New Products and
 Services (3)

------------------
(1) Amounts indicated represent contributions by Ontrack to its 401(k) Profit Sharing Plan on behalf of the named individuals.

(2) Includes $250,000 paid to Mr. Kronenberg as stay-in-place bonus in 2000 pursuant to his employment agreement executed in connection with Ontrack's acquisition of Mijenix Corporation in 1999 and also includes $25,000 paid in 2000 as an earn-out under the terms of the Mijenix acquisition.

(3) Mr. Kronenberg was appointed an executive officer in February 2000 and served until March 2001 at which time he resigned his position at Ontrack.

     The following table summarizes option grants in 2000 to each of the Named
Executives:

                             OPTION GRANTS IN 2000

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                                   ANNUAL RATES OF
                                   NUMBER OF                                                         STOCK PRICE
                                  SECURITIES     PERCENT OF TOTAL                                 APPRECIATION FOR
                                  UNDERLYING     OPTIONS GRANTED                                  OPTION TERM($)(1)
                                    OPTIONS         EMPLOYEES      EXERCISE PRICE   EXPIRATION -----------------------
NAME                            GRANTED (#)(2)     IN 2000 (%)      PER SHARE ($)      DATE         5%         10%
------------------------------ ---------------- ----------------- ---------------- ----------- ----------- -----------
Michael W. Rogers ............         -0-                -                 -              -           -           -
Gary S. Stevens ..............         -0-                -                 -              -           -           -
John M. Bujan ................      30,000              5.6%          $  7.81         2/2/10    $147,350    $373,414
Thomas P. Skiba ..............      30,000              5.6%             7.81         2/2/10     147,350     373,414
Pierre-Michel Kronenberg .....         -0-                -                 -              -           -           -

------------------
(1) Potential realizable value is based on the assumption that the price per share of Common Stock appreciates at the assumed annual rate of stock appreciation for the option term. The actual value of these option grants is dependent on future performance of the Common Stock and overall stock market conditions. There is no assurance that the values reflected in this table will be achieved.

(2) The options vest as follows: 25% on each of February 2, 2001, 2002, 2003, and 2004.


     The following table summarizes the exercises of options by the Named Executives in 2000 and the value of options held at December 31, 2000 by the Named Executives:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                                     UNDERLYING               VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS AT
                                                                DECEMBER 31, 2000 (#)       DECEMBER 31, 2000 ($)(1)
                              SHARES ACQUIRED      VALUE    ----------------------------- ----------------------------
NAME                           ON EXERCISE(#)   REALIZED($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------- ----------------- ------------ ------------- --------------- ------------- --------------
Michael W. Rogers ..........        -               -          67,500         32,500                -             -
Gary S. Stevens ............        -               -          61,500         28,500                -             -
John M. Bujan ..............        -               -          37,000         59,750         $ 37,880       $15,900
Thomas P. Skiba ............        -               -          95,250         54,750          206,475        11,925
Pierre-Michel Kronenberg ...        -               -          25,000         50,000           34,500        69,000

------------------
(1) The amounts set forth represent the difference between the closing sale price of $6.688 per share of Common Stock on December 31, 2000 and the exercise price of the options, multiplied by the applicable number of shares underlying the options.

EMPLOYMENT AGREEMENTS

     Ontrack entered into employment agreements with each of Messrs. Rogers and Stevens (the "Founders") in 1996. If Ontrack terminates a Founder for cause, such Founder will receive severance payments equal to two times his base salary payable in the then-current fiscal year. Upon the termination of a Founder without cause, the Founder shall receive severance payments equal to two times his base salary payable in the then-current fiscal year, plus an amount equal to his prior year's base salary and bonus. The Founders are also prohibited from competing for two years after termination of their employment.

     Ontrack entered into letter agreements with each of Messrs. Bujan and Skiba upon the commencement of each officer's employment in 1996. As amended, these letter agreements generally provide for severance payments upon their termination for reasons other than gross misconduct equal to one year of base salary. In addition, any decrease in salary or a change in reporting responsibility, duties or title due to a change in control of Ontrack is considered a termination which entitles the executive to the same severance payments. Upon a change of control, all options held by the executive will become fully vested.

     On July 15, 1999, in connection with Ontrack's acquisition of Mijenix Corporation, Ontrack entered into a three-year employment agreement with Pierre-Michel Kronenberg. The agreement provided for an initial salary of $12,500 per month and a stock option grant of 75,000 shares of Ontrack's common stock, vesting over a three-year period. The agreement also provided for a stay-in-place bonus to Mr. Kronenberg in the amount of $500,000, payable in quarterly installments of $62,500. In the event Mr. Kronenberg terminates his employment for good reason or Ontrack terminates his employment other than for cause before the end of the three-year term, Mr. Kronenberg will receive payment of all remaining stay-in-place bonuses. The agreement contains non-compete and confidentiality covenants. Mr. Kronenberg served as an executive officer of Ontrack until March 2, 2001 when he resigned. No severance or additional stay-in-place bonuses are payable to Mr. Kronenberg.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") administers Ontrack's executive compensation program. The role of the Committee, which is currently comprised of three non-employee directors, is to review and approve the base salaries, bonuses, stock options and other compensation of the executive officers of Ontrack. The Committee also has the power to prescribe, amend, and rescind rules relating to Ontrack's 1995 Non-Qualified Stock Option Plan, 1996 Employee Stock Purchase Plan, and 1996 Stock Incentive Plan (collectively, the "Plans"), to grant options and other awards under the Plans and to interpret the Plans.

     The Committee's executive compensation policies are designed to attract and retain executives capable of leading Ontrack in a rapidly evolving computer service and software marketplace and to motivate such executives to maximize profitability and stockholder value. The Committee has designed Ontrack's Executive Performance Plan with three principal components to achieve this objective: base salary; annual cash incentives; and long-term incentive compensation in the form of stock options. A significant portion of each executive's total compensation is dependent on the attainment of predefined performance objectives, which are designed to be consistent with the maximization of shareholder value. The Committee believes this philosophy will enable Ontrack to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry.

     BASE SALARY. In determining salaries for executive officers for fiscal 2000, the Committee considered the individual experience and performance of its executive officers, the achievements of the executive officers in helping Ontrack provide both software and service solutions to customers worldwide in managing, recovering and discovering their valuable data, the competitive environment in which Ontrack must recruit and retain quality executive talent, Ontrack's operating performance in 2000 and attainment of specific financial, strategic and individual objectives. The Committee compared the salaries of its executive officers with salaries of executive officers of other companies of similar revenue size and profitability and considered the cost of recruiting executives with experience in large, high technology organizations with international distribution experience. The Committee tried to establish compensation packages, which in total would be competitive in Ontrack's marketplace. The 2000 base salary of the four most highly compensated executive officers, excluding Mr. Rogers, increased on average 8.5% over 1999.

     BONUSES. For 2000, the Committee approved the Executive Performance Plan, in which cash bonuses for executive officers were determined with reference to specified financial performance targets for Ontrack, on an annual basis, and also with reference to the attainment of predefined individual performance objectives consistent with the maximization of shareholder value. Ontrack's 2000 Executive Performance Plan established specific percentages for two categories: annual earnings per share and Management By Objectives ("MBO") individual goals. The annual earnings per share component was determined by comparison between actual results and the 2000 budget. The Committee established the MBO individual goals for the Chief Executive Officer, and by the Chief Executive Officer with respect to all other executive officers. As a result of Ontrack's performance in 2000, the Committee determined the following bonuses be paid: John M. Bujan, $15,000; Thomas P. Skiba, $15,000; and Pierre-Michel Kronenberg, $10,000.

     EQUITY-BASED COMPENSATION. For 2000, the Committee also considered and awarded equity-based compensation, in the form of stock options, as a component of Ontrack's Executive Performance Plan. Equity awards are typically set by the Committee based on each officer's individual performance and achievements, and the recommendations of management. In 2000, executive officers were eligible to receive grants of stock options under Ontrack's 1996 Stock Incentive Plan (the "1996 Plan"). In addition, certain executive officers were eligible to participate in Ontrack's Employee Stock Purchase Plan.

     In 2000, two executive officers of Ontrack received new option grants under the 1996 Plan. The Committee determined the number of options granted to each officer based on the officer's level of responsibility and team performance. The options granted in 2000 had an exercise price equal to the fair market value of the Common Stock on the date of grant, and generally vest in equal installments over a four-year period after grant, subject to the participant's continued employment with Ontrack.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. In setting Mr. Rogers' base salary for 2000, the Committee considered his contributions to Ontrack, Ontrack's operating performance for 1999 and attainment of specific objectives. The Committee also compared his salary with salaries of chief executive officers of other companies of similar revenue size and profitability. The Committee was also mindful that Mr. Rogers had voluntarily requested and taken a $40,000 reduction in his base salary for 1999. The Committee set his 2000 salary at $220,000 effective February 2000. No bonus was paid to Mr. Rogers for fiscal 2000.

     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that Ontrack specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

                      MEMBERS OF THE COMPENSATION COMMITTEE

      ROGER D. SHOBER         JOHN E. PENCE        ROBERT M. WHITE, PH.D.



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Roger D. Shober was a member of the Compensation Committee through September 21, 1998. On that date, Mr. Shober was appointed as interim president and chief operating officer of Ontrack, positions in which he served until February 11, 1999. In April 1999, following his service as an officer, Mr. Shober was appointed to be a member of the Compensation Committee.

     On September 21, 1998, John E. Pence became a member of the Compensation Committee. Mr. Pence was a founder of Ontrack and served as its President until September 18, 1998. Mr. Pence was an employee of Ontrack through December 31, 1998.

                               PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that Ontrack include in this Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by Ontrack. Ontrack has chosen the use of the Nasdaq Stock Market (U.S. Companies) Index as its broad market index and the Nasdaq Computer and Data Processing Index as its peer group index. The table below compares the cumulative total return as of the end of each of Ontrack's last three fiscal years on $100 invested as of October 21, 1996 (the date of Ontrack's initial public offering) in the Common Stock of Ontrack, the Nasdaq Stock Market Index and the Nasdaq Computer and Data Processing Index, assuming the reinvestment of all dividends. The performance graph is not necessarily indicative of future investment performance.

[PLOT POINTS GRAPH]

                               10/21/96   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
                               --------   --------   --------   --------   --------   --------
Ontrack                        $   100    $   125    $   208    $    53    $   101    $    56
------------------------------ --------   --------   --------   --------   --------   --------
Nasdaq Composite               $   100    $   105    $   128    $   181    $   336    $   202
------------------------------ --------   --------   --------   --------   --------   --------
Computer and Data Processing   $   100    $   104    $   128    $   229    $   502    $   232

 ----------------------------------------------------------------------------
     Ontrack's Common Stock closed at $6.688 per share on December 31, 2000 and closed at $7.0938 per share on March 22, 2001. The foregoing performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or the 1934 Act, except to the extent that Ontrack specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

                            AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors (set forth in Appendix A), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

     (1) reviewed and discussed the audited financial statements with management;

     (2) discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61 and No. 90; and

     (3) reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission.

                                        Dr. Robert M. White (Chair)
                                        Roger D. Shober


                  2. RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The accounting firm of Grant Thornton LLP has been Ontrack's auditing firm since July 1998. Grant Thornton LLP has been re-appointed by the Board of Directors as Ontrack's auditing firm for the current year. Although shareholder approval is not required, the Board of Directors requests shareholder ratification of Grant Thornton LLP's reappointment.

     A representative from Grant Thornton LLP will be available at the Annual Meeting of Shareholders to answer any appropriate questions.

AUDIT FEES
     Ontrack's paid Grant Thornton LLP an aggregate of $51,000 for the annual audit for fiscal year 2000 and for review of Ontrack's financial statements included in Ontrack's quarterly reports on Form 10-Q for the fiscal year 2000. The above amount includes out-of-pocket expenses incurred by Grant Thornton LLP in connection with the provision of such services.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
     Grant Thornton LLP did not render any professional services to Ontrack in fiscal year 2000 with respect to financial information systems design and implementation.

ALL OTHER FEES
     Ontrack paid Grant Thornton LLP an aggregate of $138,000 for services provided in connection with an employee benefit plan audit, tax compliance, registration statement filings, statutory reporting, acquisition related agreed upon procedures and tax consultation. The above amount includes out-of-pocket expenses incurred by Grant Thornton LLP in connection with the provision of such services. The audit committee of the Board of Directors has determined that the provision of these services is compatible with maintaining accountant's independence.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
           RATIFICATION OF THE RE-APPOINTMENT OF GRANT THORNTON LLP

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. Ontrack's annual meeting for the fiscal year ending December 31, 2001 is expected to be held on or about May 23, 2002, and proxy materials in connection with that meeting are expected to be mailed on or about April 12, 2002. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in Ontrack's proxy statement for its 2002 Annual Meeting of Shareholders is December 14, 2001. Additionally, if Ontrack receives notice of a separate shareholder proposal after February 27, 2002, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of Ontrack for its 2002 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

     The Bylaws of Ontrack establish an advance notice procedure with regard to
(i) certain business to be brought before an annual meeting of shareholders of Ontrack; and (ii) the nomination by shareholders of candidates for election as directors.

     PROPERLY BROUGHT BUSINESS. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of Ontrack of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of Ontrack not less than 60 days nor more than 90 days prior to the meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Article II of Ontrack's Bylaws, which are available for inspection by shareholders at Ontrack's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with Ontrack's Bylaws.

     SHAREHOLDER NOMINATIONS. The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of Ontrack prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of Ontrack not less than 60 days nor more than 90 days prior to the meeting. The notice to Ontrack from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Article III of Ontrack's Bylaws, which are available for inspection by shareholders at Ontrack's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Ontrack's directors and executive officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Ontrack's Common Stock, and Ontrack is required to identify any of those persons who fail to file such reports on a timely basis. To Ontrack's knowledge, all such persons filed in a timely manner all such reports for 2000, except for Messrs. Pence and May who filed a late Form 4 for a sale of stock.

                                    GENERAL

     The management of Ontrack knows of no matter other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

     All expenses in connection with solicitation of proxies will be borne by Ontrack. Ontrack will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of Ontrack. Ontrack expects to solicit proxies by mail, but directors, officers, and other employees of Ontrack may also solicit in person, by telephone, by facsimile or by mail.

     The Annual Report of Ontrack for the year ended December 31, 2000 is enclosed herewith. Shareholders may receive without charge a copy of the financial schedule and exhibits thereto, as filed with the Securities and Exchange Commission, by writing to: Thomas P. Skiba, ONTRACK Data International, Inc., 9023 Columbine Road, Eden Prairie, Minnesota 55347.

                                        By Order of the Board of Directors


                                        /s/ John M. Bujan

                                        John M. Bujan
                                        VICE PRESIDENT, GENERAL COUNSEL AND
                                        SECRETARY

                                                                     APPENDIX A


                       ONTRACK DATA INTERNATIONAL, INC.
                            AUDIT COMMITTEE CHARTER
                          APRIL 25, 2000, AS AMENDED


ORGANIZATION

     There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of the financial reports of the company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the company. The independent auditors shall be accountable to the Audit Committee and to the full Board of Directors as representatives of the Corporation's shareholders.

RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

   o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the company and its subsidiaries.

   o Meet with the independent auditors and financial management of the company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.

   o Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct, if any.

   o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

   o Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

   o Review accounting, information systems and financial human resources and succession planning within the company.

   o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

   o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

   o The Audit Committee is expected to confirm the independence of the independent auditors selected, including a prior review and approval of any management, consulting or other services and fees provided by, or paid to, the independent auditors. The Audit Committee must confirm receipt from the independent auditors a formal written statement delineating all relationships between this Corporation and the independent auditors, consistent with Independence Standards Board Standard 1. The Audit Committee must actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the auditors.

REVIEW OF CHARTER

     It shall be the responsibility of the Audit Committee to review this charter on at least an annual basis and make changes as deemed appropriate.

                                                                        APPENDIX




                        ONTRACK DATA INTERNATIONAL, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                             THURSDAY, MAY 24, 2001
                             3:30 P.M. CENTRAL TIME

                              9023 COLUMBINE ROAD
                             EDEN PRAIRIE, MN 55437






--------------------------------------------------------------------------------


ONTRACK DATA INTERNATIONAL, INC.
9023 COLUMBINE ROAD
EDEN PRAIRIE, MINNESOTA 55347                                              PROXY
--------------------------------------------------------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of ONTRACK Data International, Inc. (the "Company"), hereby appoints John M. Bujan and Thomas P. Skiba, and either of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Shareholders of ONTRACK Data International, Inc. to be held at 9023 Columbine Road, Eden Prairie, MN 55347, on Thursday, May 24, 2001, at 3:30 p.m., and any adjournments or postponements thereof, upon any and all matters which may properly be brought before the meeting or any adjournments thereof, with all the powers which the undersigned would possess if personally present.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting.

It will be voted on the matters set forth on the reverse side of this form as directed by the shareholder, but if no direction is made in the space provided, it will be voted FOR proposals (1) and (2).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.





                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                       [ARROW] PLEASE DETACH HERE [ARROW]

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
1. Election of directors: 01 Michael W. Rogers    04 Robert M. White    [ ] Vote FOR        [ ] Vote WITHHELD
                          02 John E. Pence        05 Roger D. Shober        all nominees       from all nominees
                          03 Gary S. Stevens                                (except as marked)

                                                                              _________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,      |                                 |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)     |_________________________________|

2. Ratification of selection of Grant Thornton LLP as independent accountants
   for the year 2001.                                                        [ ] For  [ ] Against  [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION
IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL AND, IN THE DISCRETION OF THE PROXIES,
ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY
ADJOURNMENTS OR POSTPONEMENTS THEREOF.


Address Change? Mark Box [ ] Indicate changes below:                      Date _________________

                                                                              ________________________________
                                                                             |                                |
                                                                             |                                |
                                                                             |________________________________|

                                                                             Signature(s) in Box
                                                                             Please sign exactly as your name(s)
                                                                             appear on Proxy. If held in joint
                                                                             tenancy, all persons must sign.
                                                                             Trustees, administrators, etc.,
                                                                             should include title and authority.
                                                                             Corporations should provide full
                                                                             name of corporation and title of
                                                                             authorized officer signing the proxy.